Exhibit 10.47
HILLENBRAND, INC. STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (this “Agreement”) is effective as of the 6th day of July, 2021 (the “Grant Date”), between Hillenbrand, Inc. (the “Company”) and Christopher H. Trainor (the “Employee”) and evidences the grant by the Company of Restricted Stock Units (hereinafter, “Restricted Stock Units,” “Units” or “Award”) in accordance with the provisions of the Hillenbrand, Inc. Amended and Restated Stock Incentive Plan, as amended from time-to-time (the “Plan”).

The Units are subject to the terms and conditions set forth in the Plan (which is incorporated herein by reference), any rules and regulations adopted by the Board of Directors of the Company (the “Board”) or the committee of the Board which administers the Plan (collectively, the “Committee”), and this Agreement. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions, and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly. This grant becomes effective only if Employee affirmatively accepts it and evidences Employee’s understanding of the terms and conditions of the Award, in accordance with applicable procedures established by the Company, including by the Stock Plan Provider (as defined below). By agreeing on this Agreement, the Company and the Employee establish a legal relationship separate from the employment relationship between the Employee and the Employer (as defined below). The Employer is neither a party to nor in any respect liable for the obligations and liabilities of the Company under this Agreement. Notwithstanding the foregoing and as far as required by applicable laws, the Employer may nevertheless be involved in the procurement of payments and withdrawals of wages taxes and social security contributions. Any terms used in this Agreement as capitalized defined terms that are not defined herein shall have the meanings set forth in the Plan. For purposes of this Agreement, “Employer” means the entity (i.e., the Company or the Subsidiary) that employs the Employee.

TERMS AND CONDITIONS
Note: If this Award is granted to an Employee who is employed outside of the United States of America, the terms and conditions of the Appendix A (and the addendum attached to Appendix A) are hereby incorporated into and shall become part of the Terms and Conditions of this Agreement.

1. AWARD AMOUNT: 60,644 RESTRICTED STOCK UNITS

2.Grant of Restricted Stock Units. Pursuant to and subject to the terms and conditions of the Plan, the Company hereby awards to the Employee, who is an employee of the Company or one of its Subsidiaries, the opportunity to earn the number of Units subject to a time-based vesting schedule set forth below (the “Vesting Schedule”), up to but not exceeding the number of Units specified in Section 1 above. Each Unit represents the conditional right to receive one share of the Company’s common stock, without par value (“Common Stock”). At the end of the applicable vesting period, the vested Units will be settled by the distribution to the Employee of one share of Common Stock for each Unit being settled, plus that number of Dividend Shares distributable with respect to the earned Units as provided in Paragraph 6 below, subject to withholding as provided in Paragraph 12 below.

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3.Acceptance; Transfer Restrictions. The Employee hereby accepts the award of Units described in this Agreement and agrees that the Units will be held by the Employee and the Employee’s successors subject to (and will not be disposed of except in accordance with) all of the restrictions, terms, and conditions contained in this Agreement and the Plan. Except as otherwise provided in this Agreement or the Plan, the Employee may not sell, assign, transfer, pledge, or otherwise dispose of or encumber any of the Units, any shares of Common Stock underlying the Units, or any interest in the Units or underlying shares of Common Stock, until the shares of Common Stock underlying the Units are paid, at which time the Employee’s rights in the Units will be earned and settled to the extent provided in this Agreement. Any purported sale, assignment, transfer, pledge, or other disposition or encumbrance in violation of this Agreement or the Plan will be void and of no effect.

4.Unfunded Obligations. The Company will reflect the Employee’s interests in the Units and the underlying shares of Common Stock by means of bookkeeping entries on the financial records of the Company, and this Agreement will not create in the Employee or any successors any right to, or claim against any, specific assets of the Company or result in the creation of any trust or escrow account for the Employee or any successors. With respect to their interests under this Agreement, the Employee and any successors will be general creditors of the Company.

5.Voting Rights. The Employee will not have any rights of a shareholder to vote the shares of Common Stock underlying the Units until the Units are vested and settled. Once the Units are settled by distribution of shares of Common Stock, the Employee will have all shareholder voting rights with respect to those shares of Common Stock.

6.Dividends and Other Distributions; Dividend Shares. The Employee will not have any rights of a shareholder to receive dividends or other distributions with respect to the shares of Common Stock underlying the Units until the Units are vested and settled. Once the Units are settled by distribution of shares of Common Stock, the Employee will have all shareholder rights to dividends and other distributions with respect to those shares of Common Stock. However, during the Vesting Schedule, and thereafter until such time as the shares attributable to vested Units are distributed to the Employee, the Company will, on its books and records, credit the Employee with the number of notional shares of the Company’s Common Stock (“Dividend Shares”) that could have been purchased on each Common Stock dividend payment date, at the then current Fair Market Value, with the dividends that would have been payable on the number of shares underlying the Units and on the Dividend Shares previously credited to the Employee under this Paragraph. The Dividend Shares shall be subject to the same terms and conditions as apply to the related Units (including the applicable vesting schedule and transfer restrictions), shall be forfeited to the extent that the related Units are forfeited, and shall be paid, if at all, at the same time that the related vested Units are paid in accordance with Paragraph 9 below.

7.Vesting Under Vesting Schedule. The Units granted under this Agreement and related Dividend Shares shall become vested according the Vesting Schedule set forth in the Appendix. The Employee must remain actively employed (which, for the avoidance of doubt, shall mean being actively involved in the day-to-day operations of the business and shall not include any “garden leave” or similar arrangements) by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the Vesting Schedule dates set forth
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on the Vesting Schedule in order for the corresponding Units to become vested. For purposes of this Agreement, “Good Standing” means that the Employee remains fully engaged in the discharge of the Employee’s duties and responsibilities to the best of the Employee’s abilities, as reasonably determined by the Company in good faith.

Please refer to Appendix: Vesting Schedule

8.Vesting Outside Vesting Schedule.

(a) All Units which have not previously become vested under the Vesting Schedule, and have not otherwise been forfeited, shall become vested upon the earlier to occur of any of the following events:

i.Termination Without Cause: the termination by the Company or any Subsidiary of the Employee’s employment with the Company and/or a Subsidiary without Cause, provided that the Employee remains actively employed by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the date of such termination; or

ii.Death or Disability: the termination of the Employee’s employment with the Company and/or one of its Subsidiaries by reason of either the disability of the Employee, as determined by the Committee, or the death of the Employee, but only if such termination of employment occurs after the date that is one year and one day after the Grant Date, and provided that the Employee remains actively employed by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the date of such termination; or

iii.Change in Control: the occurrence of either (x) a Batesville Change in Control or (y) except as otherwise required under the terms and conditions of any applicable change in control agreement between the Employee and the Company or a Subsidiary, a Change in Control of the Company (as defined in the Plan), provided in each case that the Employee remains actively employed by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the date of such occurrence.

(b) If the Employee’s employment with the Company and/or a Subsidiary terminates due to such Employee’s Retirement, then the number of Units that then become vested will be equal to (A) the product of (i) the total number of Units and (ii) a fraction, the numerator of which is the number of full weeks in the Vesting Schedule during which the Employee was employed by the Company or a Subsidiary, and the denominator is 260, less (B) the number of previously vested Units. “Retirement” means termination of employment, other than upon death or discharge by the Company or any Subsidiary for Cause, after having (1) completed at least five years of service in the aggregate with the Company or any of its Subsidiaries, and (2) reached age fifty-five (55), provided that the Employee remains actively employed by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the date of such termination.
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(c) If the Employee, at termination of employment, is a party to a written employment agreement with the Company or a Subsidiary that provides for the voluntary termination of employment by the Employee for Good Reason (as defined below), and if the Employee terminates employment voluntarily for Good Reason, then the number of Units that then become vested will be equal to (A) the product of (i) the total number of Units and (ii) a fraction, the numerator of which is the number of full weeks in the Vesting Schedule during which the Employee was employed by the Company or a Subsidiary, and the denominator is 260, less (B) the number of previously vested Units. For purposes of this Agreement, “Good Reason” means, if the Employee, at termination of employment, is a party to a written employment agreement with the Company or a Subsidiary, the definition given to that term or a comparable term in that agreement, if any, provided that the Employee remains actively employed by the Company and/or any one or more of its Subsidiaries continuously and in Good Standing through the date of such termination.

(d) For purposes of this Agreement, “Cause” means:

(i) if the Employee is a party to a written employment agreement with the Company or a Subsidiary that defines “cause” or a comparable term, the definition in that employment agreement, and

(ii) if not, the Company’s good faith determination that the Employee has:

(1) failed or refused to comply fully and timely with any reasonable instruction or order of the Company or applicable Subsidiary, provided that such noncompliance is not based primarily on the Employee’s compliance with applicable legal or ethical standards;

(2) acquiesced or participated in any conduct that is dishonest, fraudulent, illegal (at the felony level), unethical, involves moral turpitude, or is otherwise illegal and involves conduct that has the potential to cause the Company or a Subsidiary or any of their respective officers or directors embarrassment or ridicule;

(3) violated any applicable Company or Subsidiary policy or procedure, including the Company’s Code of Ethical Business Conduct; or

(4) engaged in any act that is contrary to the best interests of or would expose the Company, a Subsidiary, their related businesses, or any of their respective officers or directors to probable civil or criminal liability, excluding the Employee’s actions in accordance with applicable legal or ethical standards.

(e) For purposes of this Agreement: (i) a “Batesville Change in Control” shall be deemed to occur on: (1) the date that any person, corporation, partnership, syndicate, trust, estate or other group acting with a view to the acquisition, holding or disposition of securities of Batesville Services, Inc. (“Batesville”), becomes, directly or indirectly, the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of Batesville representing more than 50% of the voting power of all securities of Batesville,
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excluding any internal reorganization as determined by the Company or (2) the consummation of a sale or other disposition of all or substantially all of the assets of the Batesville Business, and (ii) “Batesville Business” means the manufacture and sale of funeral service products, including burial caskets, cremation caskets, containers and urns, other personalization and memorialization products, and web-based technology applications, as conducted by Batesville and its direct and indirect subsidiaries, including Global Products Co., S.A. de C.V., as of the date of this Agreement.

For the avoidance of doubt, all Units (and related Dividend Shares) which have not previously become vested shall be forfeited upon termination of employment for any reason (or no reason), other than as expressly set forth above. For purposes of Section 8(a) of this Agreement, the termination of the Employee’s employment with the Company and/or a Subsidiaries by reason of either the disability of the Employee, as determined by the Committee, or the death of the Employee shall not constitute a termination by the Company or any Subsidiary of the Employee’s employment with the Company and/or a Subsidiary without Cause.

For the purposes of this Agreement, any transfer of the Employee’s employment to or from the Employer to or from the Company or any of its Subsidiaries shall not constitute a termination of employment, and the Employee’s employment will be deemed to be continuous notwithstanding any such transfers. Temporary absences from employment because of illness or vacation shall not be considered terminations of employment. For purposes of this Agreement and the Plan, the Committee shall have absolute discretion to determine the date and circumstances of termination of the Employee’s employment, and its determination shall be final, conclusive and binding upon the Employee; provided, however, the Committee shall at all times act in a manner that complies with (and avoids adverse income tax consequences under) Section 409A of the Internal Revenue Code (“Section 409A”).

9.Payment of Award. To the extent the Units become vested as provided in this Agreement, the Company will settle the vested Units by distributing to the Employee one share of Common Stock for each vested Unit. Settlement shall occur within 30 calendar days after the Units become vested; provided, however, that if the Employee is a “specified employee” under Section 409A, payment of the vested Units will be delayed for a period of six (6) months as and to the extent necessary to comply with (avoid adverse income tax consequences under) the provisions of Section 409A. To distribute those shares of Common Stock, the Company shall instruct the Company’s transfer agent to recognize in book entry form that the Employee is the registered holder of the number of shares of Common Stock attributable to the vested Units, free from any restrictions or other terms and conditions of this Agreement. At that same time, the Company shall take such actions as it shall deem appropriate to cancel the forfeited Units, if any, and to cause them to no longer be recognized as outstanding awards under the Plan. In addition, at the same time the vested Units are paid, the Company will issue to the Employee that number of shares of Common Stock equal to the Dividend Shares credited on those vested Units. The Employee (or his or her successors) shall execute and deliver such instruments and take such other actions as the Company shall reasonably request with respect to the actions to be taken pursuant to this Paragraph. Any fractional shares of Common Stock to be delivered to the Employee shall be rounded up to the next whole share.

10.Forfeiture; Potential Repayment Obligation.

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(a) The Employee’s Units and Dividend Shares, any Common Stock acquired under the Plan, and any proceeds from the sale of any of the foregoing are required to be forfeited by the Employee, including after vesting or delivery, if the Employee breaches any restrictive covenant contained in any employment, severance, or other agreement with the Company or the Employer or in any applicable Company or Employer policy, and the Company may direct the Stock Plan Provider (as defined below) to deliver to the Company such Units, Dividend Shares Common Stock, or proceeds from the sale of any of the foregoing, to the extent held in an account with such Stock Plan Provider.

(b) This Paragraph 11(b) is applicable only if the Employee holds the office of Vice President, or a higher office, with the Company or one of its significant Subsidiaries as of the effective date of this Agreement. Notwithstanding any other provision of this Agreement to the contrary, any Units granted or shares of Common Stock issued in connection with this Agreement, and/or any amount received with respect to any sale of any such shares, shall be subject to potential cancellation, recoupment, rescission, payback, or other action in accordance with the terms of the Company’s clawback policy, as it may be amended from time to time (the “Policy”). The Employee agrees and consents to the Company’s application, implementation, and enforcement of (a) the Policy or any similar policy established by the Company or its Subsidiaries that may apply to the Employee, and (b) any provision of applicable law relating to cancellation, rescission, payback, or recoupment of compensation, and expressly agrees that the Company may take such actions as are necessary to effectuate the Policy, any similar policy (as applicable to the Employee) or applicable law without further consent or action being required by the Employee. To the extent that the terms of this Agreement and the Policy or any similar policy conflict, the terms of such policy shall prevail.

11.Withholding. At the time of the settlement of Units by distribution of any shares of Common Stock or other property or cash under this Agreement, the Company has the right and power to deduct or withhold, or require the Employee to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements with respect to such distributed shares. The Company may permit or require the Employee to satisfy all or part of the tax withholding obligations in connection with this Agreement by (a) having the Company withhold otherwise distributable shares of Common Stock or cash, or (b) delivering to the Company shares of Company Common Stock already owned for a period of at least six months (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes), in each case having a value equal to the amount to be withheld, which shall not exceed the amount determined by the maximum statutory tax withholding rate in the Employee’s applicable jurisdictions, including of employment and residence. For these purposes, the value of the shares of Common Stock to be withheld or delivered will be equal to the Fair Market Value as of the date that the taxes are required to be withheld.

12.Notices. All notices and other communications required or permitted under this Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in Batesville, Indiana, and if to the Employee or his or her successor, to the address last furnished by the Employee to the Company. The Company may, however, authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail.
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13.No Employment Rights. Neither the Plan nor this Agreement confers upon the Employee any right to continue in the employ of the Employer or limits in any way the right of the Employer to terminate the Employee’s employment at any time.

14.Plan Controlling. The terms and conditions set forth in this Agreement are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Company or the Committee are binding and conclusive upon the Employee and his or her legal representatives. The Employee agrees to be bound by the terms and provisions of the Plan.

15.Discretionary Nature of Grant; No Vested Rights. The Employee acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Units or benefits in lieu of Units in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer. Neither the Company nor the Employer shall be liable for any change in value of the Award, the amount realized upon settlement of the Award or the amount realized upon a subsequent sale of any shares of Common Stock acquired upon settlement of the Award resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate. The Employee’s participation in the Plan is voluntary. The value of the Award and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Employee’s employment (and the Employee’s employment contract, if any). Any grant under the Plan, including the grant of the Award, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Units or other awards granted to the Employee under the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.Additional Requirements. The Company reserves the right to impose other requirements on the Units, any shares of Common Stock acquired pursuant to the Units, and the Employee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to (i) comply with local law, (ii) facilitate the administration of the Plan or (iii) conform the terms and conditions of this Agreement to the terms and conditions set forth in that certain Key Employee Retention Agreement between the Company and the Employee dated of or about even date herewith (the “Retention Agreement”). Such requirements may include (but are not limited to) requiring the Employee to sign any agreements or undertakings that may be necessary to accomplish the foregoing or amending the terms and conditions of this Agreement to conform to the terms and
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conditions of the Retention Agreement, in each case to the extent determined by the Company in its sole discretion.

18.Section 409A Compliance. The Award is intended to be exempt from the requirements of Section 409A. The Plan and this Agreement shall be administered and interpreted in a manner consistent with this intent. If the Company determines that this Agreement is subject to Section 409A and that it has failed to comply with the requirements of that Section, the Company may, at the Company’s sole discretion and without the Employee’s consent, amend this Agreement to cause it to comply with Section 409A or be exempt from Section 409A.

19.Data Privacy. The Company is located at One Batesville Boulevard, Batesville, Indiana 47006, United States of America, and grants Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Award, the Employee expressly and explicitly consents to the personal data activities as described herein.

a.Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about the Employee, specifically, the Employee’s name, home address, email address and telephone number, date of birth, date of hire, social security or insurance number, passport number or other identification numbers, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Employee’s Data is the Employee’s consent. The Employee’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for such disclosure of the Employee’s Data is to comply with applicable laws, rules and regulations.

b.Stock Plan Providers. The Company and the Employer transfer the Employee’s Data to Fidelity Stock Plan Services LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Provider”). In the future, the Company may select a different Stock Plan Provider and share the Employee’s Data with another company that serves in a similar manner. The Stock Plan Provider will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee will be asked to agree to separate terms and data processing practices with the Stock Plan Provider, which is a condition of the Employee’s ability to participate in the Plan.

c.International Data Transfers. The Company and the Stock Plan Provider are based in the United States of America. The Employee should note that the Employee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Employee’s Data to the United States of America is the Employee’s consent.
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d.Voluntariness and Consequences of Consent, Denial or Withdrawal. The Employee’s participation in the Plan and the Employee’s grant of consent hereunder is purely voluntary. The Employee may deny or withdraw his or her consent at any time. If the Employee does not consent, or if the Employee later withdraws his or her consent, the Employee may be unable to participate in the Plan. This would not affect the Employee’s existing employment or salary; instead, the Employee merely may forfeit the opportunities associated with participation in the Plan.

e.Data Retention. The Employee understands that the Employee’s Data will be held only as long as is necessary to implement, administer and manage the Employee’s Award and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains the Employee’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.

f.Data Subject Rights. The Employee understands that the Employee may have the right under applicable law to (i) access or copy the Employee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Employee, (iii) delete the Employee’s Data, (iv) restrict processing of the Employee’s Data, and (v) lodge complaints with the competent supervisory authorities in the Employee’s country of residence. To receive clarification regarding these rights or to exercise these rights, the Employee understands that the Employee can contact his or her Employer’s human resources representative.

Please note that you must accept the Award set forth in this Agreement online in accordance with the procedures established by the Company and the Stock Plan Provider no later than the date set forth in the online materials or this Agreement may be cancelled by the Company, in its sole discretion. The terms and conditions of the Plan and this Agreement constitute a legal contract that will bind both you and the Company as soon as you accept the Award.

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HILLENBRAND, INC.

APPENDIX A

HILLENBRAND, INC.
RESTRICTED STOCK UNIT AWARD AGREEMENT

Additional Provisions Applicable Outside of the United States of America

To the extent that the Employee is employed outside of the United States of America, the following provisions are considered part of, and modify, as applicable, the Terms and Conditions of the Agreement:

1.The following paragraph is added to the end of Paragraph 9:

Notwithstanding anything in the Agreement to the contrary, the Company may, in its sole discretion, settle the Units (and any Dividend Shares) in the form of a cash payment to the extent settlement in shares of Common Stock is prohibited under local law or would require the Employee, the Company and/or the Employer to obtain the approval of any governmental and/or regulatory body in the Employee’s country of residence (and country of employment, if different). Alternatively, the Company may, in its sole discretion, settle the Units (and any Dividend Shares) in the form of shares of Common Stock but require an immediate sale of such shares (in which case, the Employee hereby expressly authorizes the Company to issue sales instructions in relation to such shares of Common Stock on the Employee’s behalf).

The following subparagraphs (e) and (f) are added to the end of Paragraph 8:

(e) if the Employee is a resident or employed outside of the United States, the Employee’s employment will be considered terminated (for any reason whatsoever, whether or not later found to be invalid or unlawful for any reason or in breach of employment laws in the jurisdiction where the Employee is employed or the terms of the Employee's employment agreement, if any) as of the date that is the earliest of (i) the date on which notice of termination is provided to the Employee, (ii) the last day of the Employee’s active service with the Company or one of its Subsidiaries, or (iii) the last day on which the Employee is an “employee” of the Company or one of its Subsidiaries, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws; and

(f) if the Employee is a resident or employed in a country that is a member of the European Union, the grant of the Units and this Agreement is intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

Paragraph 11 is deleted in its entirety and replaced with the following:
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11. Tax and Social Insurance Contributions Withholding.
(a) Regardless of any action the Company and/or the Employer take with respect to any or all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account, or other tax-related withholding (“Tax-Related Items”), the Employee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting and settlement of the Award, and the subsequent sale of any shares of Common Stock acquired pursuant to the Award and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Employee’s liability for Tax-Related Items.

(b) Prior to the delivery of shares of Common Stock upon vesting of the Award, if the Employee’s country of residence (and/or the Employee’s country of employment, if different) requires withholding of Tax-Related Items, the Company shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon vesting of the Award that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that the withholding of shares of Common Stock may trigger adverse consequences to the Company or the Employer, the Company or the Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from the Employee’s regular salary and/or wages or other amounts payable to the Employee, or may require the Employee to personally make payment of the Tax-Related Items required to be withheld. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Company or through withholding from the Employee’s regular salary and/or wages or any other amounts payable to the Employee, no shares of Common Stock will be issued to the Employee (or the Employee’s estate) upon vesting of the Award unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items which the Company and the Employer determine, each in its sole discretion, must be withheld or collected with respect to such Award. By accepting the Award, the Employee expressly consents to the withholding of shares of Common Stock and/or cash as provided for hereunder. All other Tax-Related Items related to the Award and any shares of Common Stock delivered in settlement thereof are the Employee’s sole responsibility. If the obligation for the Employee’s Tax-Related Items is satisfied by withholding a number of shares of Common Stock as described herein, the Employee shall be deemed to have been issued the full number of shares of Common Stock issuable upon vesting, notwithstanding that a number of the shares of Common Stock is held back solely
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for the purpose of paying the Tax-Related Items due as a result of the vesting or any other aspect of the Award.

(c) To the extent the Company or the Employer pays any Tax-Related Items that are the Employee’s responsibility (“Advanced Tax Payments”), the Company or the Employer shall be entitled to recover such Advanced Tax Payments from the Employee in any and all manner that the Company determines appropriate in its sole discretion. For purposes of the foregoing, the manner of recovery of the Advanced Tax Payments shall include (but is not limited to) offsetting the Advanced Tax Payments against any and all amounts that may be otherwise owed to the Employee by the Company or the Employer (including regular salary/wages, bonuses, incentive payments and shares of Common Stock acquired by the Employee pursuant to any equity compensation plan that are otherwise held by the Company for the Employee’s benefit).
(d) If the Employee is subject to taxation in more than one jurisdiction, the Employee acknowledges that the Company or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Employee hereby consents to any action reasonably taken by the Company and the Employer to meet the Employee’s obligation for Tax-Related Items. By accepting the Award, the Employee expressly consents to the withholding of shares of Common Stock and/or withholding from the Employee’s regular salary and/or wages or other amounts payable to the Employee as provided for hereunder. All other Tax-Related Items related to the Award and any shares of Common Stock delivered in payment thereof are the Employee’s sole responsibility.

Paragraph 19 is deleted in its entirety and replaced with the following:

19. Data Privacy. The Company is located at One Batesville Boulevard, Batesville, Indiana 47006, United States of America, and grants Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Award, the Employee expressly and explicitly consents to the personal data activities as described herein.

(a) Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about the Employee, specifically, the Employee’s name, home address, email address and telephone number, date of birth, date of hire, social security or insurance number, passport number or other identification numbers, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested, or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Employee’s
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Data is the Employee’s consent. The Employee’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for such disclosure of the Employee’s Data is to comply with applicable laws, rules and regulations.

(b) Stock Plan Provider. The Company and the Employer transfer the Employee’s Data to Fidelity Stock Plan Services LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Provider”). In the future, the Company may select a different Stock Plan Provider and share the Employee’s Data with another company that serves in a similar manner. The Stock Plan Provider will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee will be asked to agree to separate terms and data processing practices with the Stock Plan Provider, which is a condition of the Employee’s ability to participate in the Plan.

(c) International Data Transfers. The Company and the Stock Plan Provider are based in the United States of America. The Employee should note that the Employee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Employee’s Data to the United States of America is the Employee’s consent.

(d) Voluntariness and Consequences of Consent, Denial or Withdrawal. The Employee’s participation in the Plan and the Employee’s grant of consent hereunder is purely voluntary. The Employee may deny or withdraw his or her consent at any time. If the Employee does not consent, or if the Employee later withdraws his or her consent, the Employee may be unable to participate in the Plan. This would not affect the Employee’s existing employment or salary; instead, the Employee merely may forfeit the opportunities associated with participation in the Plan.

(e) Data Retention. The Employee understands that the Employee’s Data will be held only as long as is necessary to implement, administer and manage the Employee’s Units and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains the Employee’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.

(f) Data Subject Rights. The Employee understands that the Employee may have the right under applicable law to (i) access or copy the Employee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Employee, (iii) delete the Employee’s Data, (iv) restrict processing of the Employee’s Data, (vi) lodge complaints with the competent supervisory authorities in the Employee’s country of residence. To receive clarification regarding these rights or
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to exercise these rights, the Employee understands that the Employee can contact his or her Employer’s human resources representative.

The following Paragraphs 20 through 25 are added to the end of the Terms and Conditions of the Agreement:

20. Termination Indemnities. The Employee’s participation in the Plan is voluntary. The value of the Units and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Employee’s employment (and the Employee’s employment contract, if any). Any grant under the Plan, including the grant of the Units, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

21. No Public Offering of Securities. The grant of the Units is not intended to be a public offering of securities in the Employee’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus, or other filings with the local securities authorities (unless otherwise required under local law).

22. English Language. If the Employee is a resident outside of the United States, the Employee acknowledges and agrees that it is the Employee’s express intent that this Agreement, the Plan, and all other documents, notices, and legal proceedings entered into, given, or instituted pursuant to the Units, be drawn up in English. If the Employee has received this Agreement, the Plan, or any other documents related to the Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

23. Addendum. Notwithstanding any provisions of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Employee’s country of residence (and country of employment, if different), as are set forth in the applicable Addendum to this Agreement. Further, if the Employee transfers the Employee’s residence and/or employment to another country reflected in the Addenda to this Agreement, the special terms and conditions for such country will apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable (or the Company may establish such alternative terms and conditions that may be necessary or advisable to accommodate the Employee’s transfer). Any applicable Addendum shall constitute part of this Agreement.

24. Insider Trading Restrictions/Market Abuse Laws. The Employee may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Common Stock are listed and in applicable jurisdictions including the United States and the Employee's country of residence (and country of employment, if different) or the country of operation of the
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Employee's broker, if different, which may affect the Employee's ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Units) or rights linked to the value of shares of Common Stock during such times as the Employee is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Employee places before he or she possessed inside information. Furthermore the Employee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Employee personally is responsible for ensuring compliance with any applicable restrictions and should seek appropriate advice from his or her personal legal advisor.

25. Foreign Asset/Account, Tax Reporting Information. The Employee's country of residence may have certain foreign asset and/or account reporting requirements which may affect his or her ability to acquire or hold shares of Common Stock under the Plan or cash received from participating in the Plan (including from any dividends received, or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside of the Employee's country of residence. The Employee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. The Employee also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to his or her country within a certain time after receipt. The Employee personally is responsible for ensuring compliance with such regulations, and should seek appropriate advice from his or her personal legal advisor.

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ADDENDUM TO
RESTRICTED STOCK UNIT AWARD AGREEMENT

In addition to the terms of the Plan, the Agreement and Appendix A, the Award is subject to the following additional terms and conditions. All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan, the Agreement, and Appendix A. Pursuant to Section 23 of the Agreement (as reflected in Appendix A), if the Employee transfers residence and/or employment to another country reflected in an Addendum, the special terms and conditions for such country will apply to the Employee to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations, or to facilitate the operation and administration of the Award and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Employee’s transfer).

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / SWITZERLAND / THE UNITED KINGDOM

1. Data Privacy. If the Employee resides and/or is employed in the EU/EEA, Switzerland or the United Kingdom, the following provisions replace Section 19 of the Agreement:

19. Data Privacy. The Company is located at One Batesville Boulevard, Batesville, Indiana 47006, United States of America, and grants Units under the Plan to employees of the Company and its Subsidiaries in its sole discretion. In conjunction with the Company’s grant of the Award under the Plan and its ongoing administration of such award, the Company is providing the following information about its data collection, processing and transfer practices, which the Employee should carefully review.

a.Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about the Employee, specifically, the Employee’s name, home address, email address and telephone number, date of birth, date of hire, social security or insurance number, passport number or other identification numbers, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all Units or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and use of the Employee’s Data is the Employee’s consent. The Employee’s Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company’s legal basis for such disclosure of the Employee’s Data is to comply with applicable laws, rules and regulations.

b.Stock Plan Providers. The Company and the Employer transfer the Employee’s Data to Fidelity Stock Plan Services LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist
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with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Provider”). In the future, the Company may select a different Stock Plan Provider and share the Employee’s Data with another company that serves in a similar manner. The Stock Plan Provider will open an account for the Employee to receive and trade shares of Common Stock acquired under the Plan. The Employee will be asked to agree to separate terms and data processing practices with the Stock Plan Provider, which is a condition of the Employee’s ability to participate in the Plan.

c.International Data Transfers. The Company and the Stock Plan Provider are based in the United States of America. The Employee should note that the Employee’s country of residence may have enacted data privacy laws that are different from the United States of America. The Company’s legal basis for the transfer of the Employee’s Data to the United States of America is to satisfy its contractual obligations under the terms and conditions of this Agreement.

d.Data Retention. The Employee understands that the Employee’s Data will be held only as long as is necessary to implement, administer and manage the Employee’s Award and participation in the Plan. When the Company no longer needs the Data, the Company will remove it from its systems. If the Company retains the Employee’s Data longer, it would be to satisfy the Company’s legal or regulatory obligations and the Company’s legal basis would be for compliance with applicable laws, rules and regulations.

e.Data Subject Rights. The Employee understands that the Employee may have the right under applicable law to (i) access or copy the Employee’s Data that the Company possesses, (ii) rectify incorrect Data concerning the Employee, (iii) delete the Employee’s Data, (iv) restrict processing of the Employee’s Data, and (v) lodge complaints with the competent supervisory authorities in the Employee’s country of residence. To receive clarification regarding these rights or to exercise these rights, the Employee understands that the Employee can contact his or her Employer’s human resources representative.

Canada

1.Settlement in Shares. Notwithstanding anything to the contrary in the Agreement or the Plan, the Award shall be settled only in shares of Common Stock (and may not be settled in cash).

The following provisions shall apply to the Employee if he or she is a resident of Québec:

2.Data Privacy. The following provision shall supplement Section 19 of the Agreement:

The Employee authorizes the Company and the Company’s representative to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Employee’s Award granted under the Plan. The Employee further authorizes the Company, the Employer, any broker or any stock plan service provider as may be selected by the Company from time to time to assist with the Plan, to disclose and discuss the Employee’s participation in the Plan with their advisors. The Employee also authorizes the
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Company and the Employer to record such information related to the Employee’s participation in the Plan and to keep such information in the Employee’s employment file.

3. English Language. If the Employee is a resident of Québec, the Employee acknowledges and agrees that it is the Employee’s express intent that the Agreement, the Plan, and all other documents, notices, and legal proceedings entered into, given, or instituted pursuant to the Award, be drawn up in English. If the Employee has received the Agreement, the Plan, or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue Anglaise. Si le Salarié est un résident du Québec, il reconnaît et accepte avoir expressément exigé la rédaction an anglais du présent Contrat, du Plan et de tous autres documents exécutés, avis donnés et procédures judiciaires intentées en vertu de l’attribution du RSU. Si le Salarié a reçu le présent Contrat, le Plan ou tout autre document relatif à l'attribution du RSU traduit dans une langue autre que l’anglais, et si la signification de la version traduite est différente de celle de la version anglaise, la version anglaise prévaudra.

China

1. Award Conditioned on Satisfaction of Regulatory Obligations. If the Employee is a national of the People’s Republic of China (“PRC”), the grant of the Award is conditioned upon the Company securing all necessary approvals from the PRC State Administration of Foreign Exchange to permit the operation of the Plan and the participation of PRC nationals employed by the Employer, as determined by the Company in its sole discretion.

2.    Sale of Shares. Notwithstanding anything to the contrary in the Plan, upon any termination of employment with the Employer, the Employee may be required to sell all shares of Common Stock acquired under the Plan within such time period as may be established by the PRC State Administration of Foreign Exchange.

3. Exchange Control Restrictions. The Employee understands and agrees that, if the Employee is subject to exchange control laws in China, the Employee will be required to repatriate immediately to China the proceeds from the sale of any shares of Common Stock acquired under the Plan. The Employee further understands that such repatriation of sale proceeds must be effected through a special bank account established by the Company with a financial institution in China and the Employee hereby consents and agrees that proceeds from the sale of shares of Common Stock acquired under the Plan may be transferred to such account by the Company on the Employee’s behalf prior to being delivered to the Employee and that no interest shall be paid with respect to funds held in such account. Sale proceeds may be paid to the Employee in U.S. dollars or local currency at the Company’s discretion. If the sale proceeds are paid to the Employee in U.S. dollars, the Employee understands that the Employee must establish and maintain a U.S. dollar bank account in China so that the proceeds may be deposited into such account. If the sale proceeds are paid to the Employee in local currency, the Employee acknowledges that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the sale proceeds to local currency due to exchange control restrictions. The Employee agrees to bear any currency
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fluctuation risk between the time the shares of Common Stock are sold and the net proceeds are converted into local currency and distributed to the Employee. The Employee further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

4. Administration. The Company shall not be liable for any costs, fees, lost interest or dividends or other losses the Employee may incur or suffer resulting from the enforcement of the terms of this section or otherwise from the Company’s operation and enforcement of the terms of the Plan, the Agreement and this Addendum, and the Award in accordance with Chinese law including, without limitation, any applicable rules, regulations, requirements and approvals issued by the State Administration of Foreign Exchange.

Denmark

1. Treatment of Units Upon Termination of Employment. Notwithstanding any provision in the Agreement or the Plan to the contrary, the treatment of the Award upon the Employee’s termination of employment shall be governed by the Danish Act on the Usage of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), as in effect at the time of the Employee’s termination of employment (as determined by the Company, in its sole discretion, in consultation with legal counsel). The Employee acknowledges having received an “Employer Statement” in Danish, which is being provided in conjunction with the Award to comply with the Stock Option Act.

France

1. English Language. If the Employee is a resident of France, the Employee acknowledges and agrees that it is the Employee’s express intent that the Agreement, the Plan, and all other documents, notices, and legal proceedings entered into, given, or instituted pursuant to the Award, be drawn up in English. If the Employee has received the Agreement, the Plan, or any other documents related to the Award translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

Langue Anglaise. Si le Salarié est un résident de la France, il reconnaît et accepte avoir expressément exigé la rédaction en anglais du présent Contrat, du Plan et de tous autres documents exécutés, avis donnés et procédures judiciaires intentées en vertu de l’attribution du RSU. Si le Salarié a reçu le présent Contrat, le plan ou tout autre document relatif à l'attribution du RSU traduit dans une langue autre que l’anglais, et si la signification de la version traduite est différente de celle de la version anglaise, la version anglaise prévaudra.

Germany

No country-specific provisions.

Mexico

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1. Commercial Relationship. The Employee expressly recognizes that the Employee’s participation in the Plan and the Company’s grant of the Award does not create an employment relationship between the Employee and the Company. The Company has granted the Employee the Award as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Employee (i.e., the Employer), and the Company’s Subsidiary in Mexico is the Employee’s sole employer. Based on the foregoing, (a) the Employee expressly recognizes the Plan and the benefits the Employee may derive from the Employee’s participation in the Plan does not establish any rights between the Employee and the Employer, (b) the Plan and the benefits the Employee may derive from the Employee’s participation in the Plan are not part of the employment conditions and/or benefits provided by the Employer, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Employer.

Singapore

1. Qualifying Person Exemption. The grant of the Award under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Employee should note that, as a result, the Award are subject to section 257 of the SFA and the Employee will be unable to make: (a) any subsequent sale of the shares of Common Stock underlying the Award in Singapore; or (b) any offer of such subsequent sale of the shares of Common Stock subject to the Award in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

Sweden

1.Withholding of Tax-Related Items from Cash Payments. The following provision shall supplement Section 11 of the Agreement (as reflected in Appendix A):

Notwithstanding anything in Section 11 of the Agreement to the contrary, if the Employee is a local national of Sweden, any Tax-Related Items shall be withheld only in cash from the Employee’s regular salary/wages or other amounts payable to the Employee in cash, or such other withholding methods as may be permitted under the Plan and allowed under local law.

Switzerland

1. Securities Law Notice. Neither the Agreement, this Addendum nor any other materials relating to the Award (a) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or a Subsidiary, or (c) has been or will be filed with, approved or supervised by any
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Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).

United Kingdom

1. Income Tax and Social Insurance Contribution Withholding. The following provision shall supplement Section 11 of the Agreement (as reflected in Appendix A):

Without limitation to Section 11 of the Agreement, the Employee hereby agrees that the Employee is liable for all Tax-Related Items and hereby consents to pay all such Tax-Related Items, as and when requested by the Company, the Employer or by HM Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Employee hereby agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold on the Employee’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).

Notwithstanding the foregoing, if the Employee is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Employee is a director or executive officer and income tax due is not collected from or paid by the Employee within ninety (90) days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Employee on which additional income tax and national insurance contributions may be payable. The Employee acknowledges that the Employee ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Employer may recover from the Employee at any time thereafter by any of the means referred to in Section 11 of the Agreement.

2. Exclusion of Claim. The Employee acknowledges and agrees that the Employee will have no entitlement to compensation or damages in consequence of the termination of the Employee’s employment with the Employer for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the Employee’s ceasing to have rights under or to be entitled to exercise the Award as a result of such termination, or from the loss or diminution in value of the Award. Upon the grant of the Award, the Employee shall be deemed irrevocably to have waived any such entitlement.

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Appendix: Vesting Schedule

Date	Quantity
07/06/2023	12,128
07/06/2024	12,128
07/06/2025	12,128
07/06/2026	24,260
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